Exhibit 10.10

UNSECURED PROMISSORY NOTE

August 1, 2013

FOR VALUE RECEIVED, the undersigned, WPT LLC, a Delaware limited liability company (together with its successors and permitted assigns, the “Borrower”), hereby promises to pay Westlake Development Corporation, a Delaware corporation (together with its successors and assigns, the “Lender”, the Lender and the Borrower each referred to individually as a “Party” and, collectively, as the “Parties”), in lawful money of the United States of America in immediately available funds (or such netting arrangements or other payment arrangements as the Parties may agree from time to time), the aggregate outstanding principal amount of all advances made by the Lender to the Borrower from time to time on or after the date hereof and prior to the Maturity Date (as defined below) as reflected in General Ledger Account a203027 (“Advances”), together with all accrued and unpaid interest thereon, on August 1, 2023 (the “Maturity Date”). Advances under this Note may be made from time to time at the sole and absolute discretion of the Lender. Notations made to the General Ledger Account a203027 shall be deemed conclusive evidence of each Advance, absent manifest error. Once repaid or prepaid, Advances may not be reborrowed.

SECTION 1. PAYMENTS

(a) The principal amount of this Note outstanding from time to time shall bear interest at a rate per annum equal to the Prime Rate as in effect from time to time plus the Applicable Margin. The interest rate accruing on the outstanding principal amount of this Note shall increase by 2.00% per annum: (i) automatically following either (A) the occurrence of the Maturity Date (in the event that this Note is not repaid in full on or prior thereto) or (B) the occurrence and during the continuance of an Event of Default of the type described in clauses (ii) through (iv) of the definition thereof; and (ii) at the election of the Lender upon the occurrence and during the continuance of any Event of Default other than those described in clauses (ii) through (iv) of the definition thereof.

(b) Interest on this Note will be payable in arrears on each Interest Payment Date for the Interest Period most recently ended. On each Interest Payment Date, the Borrower may, with respect to all or a portion of the outstanding principal amount of this Note, pay the interest accrued thereon by adding such amount to the principal amount of this Note (a “PIK Payment”), with the interest accrued on the remainder (if any) of the outstanding principal amount of this Note to be paid fully in cash (or such netting arrangements or other payment arrangements as the Parties may agree from time to time) (a “Cash Payment”). A PIK Payment shall be deemed to be made with respect to the portion (if any) of the outstanding principal amount of this Note for which a Cash Payment is not received by the Lender on the applicable Interest Payment Date.

(c) For all purposes hereof, references to “principal amount” of this Note includes any increase in the principal amount of this Note as a result of a PIK Payment.

(d) The Borrower shall have the right at any time and from time to time to prepay this Note, in whole or in part, without any premium or penalty, at the unpaid principal amount thereof so to be prepaid, together with unpaid interest accrued thereon to the date fixed for such prepayment.

(e) Notwithstanding anything herein to the contrary: (i) accrued but unpaid interest on this Note shall be payable in arrears in full in cash (or such netting arrangements or other payment arrangements as the Parties may agree from time to time) on the Maturity Date; (ii) additional interest accrued pursuant to paragraph (a) of this Section 1 shall be payable on demand; and (iii) in the event of any repayment or prepayment of this Note, accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment. All interest hereunder shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

(f) All payments on this Note (other than PIK Payments) will be made to the Lender in lawful money of the United States of America by wire transfer of immediately available funds (or such netting arrangements or other payment arrangements as the Parties may agree from time to time) to such account as may be hereafter designated by the Lender by notice to the Borrower. If the payment of any amount to be made on this Note shall become due and payable on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and interest shall continue to accrue at the required rate hereunder until any such payment is made.

(g) The Borrower and the Lender agree that this Note shall be (and they expect this Note to be) treated as debt for tax purposes, and neither the Borrower nor the Lender shall take a position contrary to this position on any tax return or through any other action, unless required by a final judgment of a court of competent jurisdiction (as reasonably determined by the Borrower and the Lender in good faith).

SECTION 2. REMEDIES

(a) Upon the occurrence and during the continuance of (x) any Event of Default described in clauses (ii), (iii) or (iv) of the definition thereof, without action on the part of the Lender or any notice or demand, the entire principal amount of this Note, together with accrued and unpaid interest thereon, if any, and all other amounts accrued or outstanding under this Note shall be immediately due and payable or (y) any other Event of Default, the Lender may, at its option and by written notice to the Borrower, declare the entire principal amount of this Note, together with accrued and unpaid interest thereon, if any, and all other amounts accrued or outstanding under this Note to be immediately due and payable. In all cases, the Lender may enforce any other right and remedies created pursuant to this Note or available at law or in equity.

(b) The Lender may rescind such declaration and its consequences if the rescission would not conflict with any judgment or decree.

SECTION 3. EFFECTIVENESS.

This Note shall become effective upon the execution and delivery by the Borrower of this Note to the Lender.

SECTION 4. REPRESENTATIONS AND WARRANTIES.

To induce the Lender to make the Advances evidenced by this Note, the Borrower represents and warrants that the following statements are true and correct as of the date of this Note and the date of each Advance:

(a) Organization and Qualification. The Borrower is duly organized, validly existing and in good standing under the laws of the State of Delaware.

(b) Power and Authority. The Borrower is duly authorized and empowered to enter into, execute, deliver and perform this Note. This Note has been duly and validly executed and delivered by the Borrower. The execution, delivery and performance by the Borrower of this Note have been duly authorized by all necessary action on the part of Borrower.

(c) Legally Enforceable. This Note: (i) is a legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms except as may be limited by bankruptcy, insolvency and other similar laws affecting creditors’ rights generally and by general equitable principles; (ii) does not and will not contravene or violate any Legal Requirement or the Borrower’s organizational documents; and (iii) does not and will not result in the breach of, or constitute a default under, any agreement or instrument by which the Borrower or any of its Property may be bound or affected.

SECTION 5. COVENANTS. So long as any Advances, interest thereon, or any other obligations remain unpaid under this Note:

(a) Payment of Obligations. The Borrower shall pay the indebtedness evidenced by this Note according to the terms hereof, and shall timely pay or perform, as the case may be, all of the other obligations of the Borrower to the Lender, direct or contingent, however evidenced or denominated, and however and whenever incurred, together with interest thereon, and any extensions, modifications, consolidations and/or renewals thereof.

(b) Taxes, Existence, Regulations, Property, etc. At all times, the Borrower shall (a) file all required tax returns and appropriate schedules thereto and pay when due all taxes, assessments and governmental charges or levies of every kind and nature upon it or against its income, profits or Property before the date on which penalties attach thereto, unless and only to the extent that the same shall be contested in good faith and reserves in accordance with GAAP have been established therefor; and (b) do all things necessary to preserve its existence, good standing, qualifications, rights and franchises in all jurisdictions where such qualification is necessary or desirable, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.

(c) Maintenance of Properties. The Borrower shall: (i) maintain, preserve and protect all of its Property necessary in the operation of its business in good working order and condition, ordinary wear and tear excepted; and (ii) make all necessary repairs thereto and renewals and replacements thereof, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

(d) Compliance with Laws. The Borrower will comply in all material respects with all Legal Requirements (including environmental laws) applicable to it or to its business or Property, except in any such instances in which (i) any such Legal Requirement is being contested in good faith by appropriate proceedings diligently conducted, or (ii) the failure to comply therewith could not reasonably be expected to have a Material Adverse Effect.

(e) Notice of Default. The Borrower shall give written notice to the Lender of the occurrence of any Default or Event of Default as soon as reasonably practicable after obtaining knowledge of the occurrence thereof.

SECTION 6. DEFINITIONS

For purposes of this Note, the following terms shall have the following meanings:

“Advance” has the meaning ascribed to such term in the preamble to this Note.

“Affiliate” of any entity means any other entity directly or indirectly controlling or controlled by or under direct or indirect common control with such entity. For purposes of this definition “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any entity, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such entity, whether through ownership of voting securities, by agreement or otherwise.

“Applicable Margin” means 150 basis points.

“Borrower” has the meaning ascribed to such term in the preamble to this Note.

“Business Day” means any day other than Saturday, Sunday or a day on which banks located in New York, New York or Houston, Texas are authorized or obligated to close.

“Cash Payment” has the meaning ascribed to such term in Section 1(b) of this Note.

“Default” means any event or circumstance that with the passage of time or the giving of notice (or both) would constitute an Event of Default hereunder.

“Event of Default” means any of the following events:

(i) the Borrower fails to pay any principal, interest or other amounts payable under this Note; or

(ii) the Borrower or any of its subsidiaries pursuant to or within the meaning of Title 11 of the United States Code or any similar federal or state law for the relief of debtors (each, a “Bankruptcy Law”) (A) commences a voluntary case in bankruptcy or any other action or proceeding for any other similar relief under any Bankruptcy Law, (B) consents by answer or otherwise to the commencement against it of an involuntary case of bankruptcy, (C) seeks or consents to the appointment of a receiver, trustee, assignee, liquidator, custodian or similar official (collectively, a “Custodian”) of it or for all or substantially all of its assets, (D) makes a general assignment for the benefit of its creditors, or (E) generally is unable to pay its debts as its debts become due; or

(iii) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that (A) is for relief against the Borrower or any of its subsidiaries in an involuntary case of bankruptcy against the Borrower or any of its subsidiaries, (B) appoints a Custodian of the Borrower or any of its subsidiaries for all or substantially all of its assets, or (C) orders the liquidation of the Borrower or any of its subsidiaries, and the order remains unstayed and in effect for 60 days, or any dismissal, stay rescission or termination thereof ceases to remain in effect; or

(iv) any involuntary proceeding under any Bankruptcy Law or any involuntary proceeding seeking the appointment of a Custodian for the Borrower or any of its subsidiaries or a substantial part of its or any of its subsidiaries’ Property shall remain unstayed and undismissed for a period of 60 days; or

(v) any representation or warranty made or deemed made by the Borrower herein shall prove to be incorrect in any material respect; or

(vi) the Borrower fails to comply with any provision of this Note and fails to cure such failure within 30 days after notice thereof from the Lender.

“Governmental Authority” means any nation or government, any state or other political subdivision thereof, and any entity exercising executive, legislative, judicial, regulatory or administrative authority or functions of or pertaining to government.

“Interest Payment Date” means the first Business Day of each January, April, July and

October.

“Interest Period” means each period commencing on an Interest Payment Date and ending on the date preceding the next Interest Payment Date; provided that the first Interest Period shall begin on the date hereof.

“Legal Requirement” means any law, statute, ordinance, decree, requirement, order, judgment, rule, regulation (or interpretation of any of the foregoing) of, and the terms of any license or permit issued by, any Governmental Authority.

“Lender” has the meaning ascribed to such term in the preamble to this Note.

“Material Adverse Effect” means a material adverse effect on any of the following: (a) the business, condition (financial or otherwise), operations, performance or properties of the Borrower; (b) the ability of Borrower to perform its obligations hereunder; or (c) the ability of the Lender to enforce its rights and remedies hereunder.

“Note” means this Unsecured Promissory Note.

“Parties” has the meaning ascribed to such term in the preamble to this Note.

“Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

“PIK Payment” has the meaning ascribed to such term in Section 1(b) of this Note.

“Prime Rate” means the “WSJ Prime Rate” as reported by The Wall Street Journal from time to time or such other “prime rate” as published by a reputable source as the Lender may select, provided that each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.

“Property” means any interest in any kind of property or asset, whether real, personal or mixed, tangible or intangible.

SECTION 7. MISCELLANEOUS

(a) Any amendment or waiver of any provision hereof may be made with the written consent of the Borrower and the Lender.

(b) The Parties may not transfer or assign any of their respective rights or obligations under this Note without the consent of the non-assigning Party (such consent not to be unreasonably withheld, conditioned or delayed); provided that the Lender may transfer and assign this Note to any of its Affiliates without the consent of the Borrower.

(c) All notices and other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given if and when delivered to the addresses as the Parties may from time to time provide to each other.

(d) The non-exercise by the Lender of any of its rights hereunder in any particular instance shall not constitute a waiver thereof in that or any subsequent instance.

(e) If, at any time, any provision of this Note is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions, nor the legality, validity or enforceability of such provision under the law of any other jurisdiction, will in any way be affected or impaired.

(f) The Borrower hereby waives diligence, presentment, demand, protest and notice of any kind that might be required by law, and consents to any and all renewals or extensions that might be made by the Lender as to the time of payment of this Note from time to time.

(g) The Lender shall be entitled to recover any and all sums and expenses, including costs, attorneys’ fees and other professional fees and collection and receiver’s expenses, advanced or incurred by the Lender in connection with the enforcement or collection of this Note. The Borrower shall reimburse the Lender for such sums and expenses from time to time upon demand.

(h) THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

(i) All judicial proceedings brought against any Party, arising out of or relating hereto, or any of such Party’s obligations hereunder, may be brought in any state or Federal court of competent jurisdiction in the State, County and City of New York. Each Party, for itself and in connection with its properties, irrevocably: (a) accepts generally and unconditionally the nonexclusive jurisdiction and venue of such courts; (b) waives any defense of forum non conveniens; (c) agrees that service of all process in any such proceeding in any such court may be made by registered or certified mail, return receipt requested, at its address provided in Section 7(c) of this Note; (d) agrees that service as provided in clause (c) above is sufficient to confer personal jurisdiction over such Party in any such proceeding in any such court, and otherwise constitutes effective and binding service in every respect; and (e) agrees that each Party retains the right to serve process in any other manner permitted by law or to bring proceedings against the other party in the courts of any other jurisdiction.

(j) EACH PARTY HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS NOTE OR THE TRANSACTIONS CONTEMPLATED HEREBY AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

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IN WITNESS WHEREOF, the undersigned has executed this Note as of the date first above written.

WPT LLC
By:	Westlake chemicals Investments, Inc., its Manager

By:	M. Steven Bender
Name:	M. Steven Bender
Title:	Senior Vice President, Chief Financial Officer Treasurer